                                                                  Exhibit (h)(4)





April 16, 2008


State Street Bank and Trust Company
Legal Department, LCC/6
Two Avenue de Lafayette
Boston, MA 02111

Ladies and Gentlemen:

This letter agreement serves to amend our administration agreement, between Laudus Trust, Laudus Variable Insurance Trust and State Street Bank and Trust Company dated October 1, 2005 (the "Agreement"). The parties wish to amend the Agreement to change the name of a party and the state under which that party was organized: Laudus Variable Insurance Trust, a Massachusetts business trust, is hereby changed to Laudus Institutional Trust, a Delaware statutory trust.

In addition, the parties wish to amend Schedule A to the Agreement. Schedule A has been amended to add the Laudus Mondrian Emerging Markets Fund, Laudus Mondrian International Fixed Income Fund, Laudus Mondrian International Equity Fund, Laudus Mondrian Global Equity Fund, Laudus Mondrian Institutional International Equity Fund and Laudus Mondrian Institutional Emerging Markets Fund.

In accordance with the Additional Funds provisions of Section 1 of the Agreement, we request that you act as Administrator with respect to the additional funds. In connection with such request, the Laudus Institutional Trust hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 4 of the aforementioned contract; except that
Section 4(a) is hereby deleted and replaced with the following:

         It is either a business trust, duly organized, existing and in good standing under the laws of Massachusetts, or a statutory trust, duly organized, existing and in good standing under the laws of Delaware;

A current Schedule A to the agreement is attached hereto. The amended Schedule A also reflects the deletion of Laudus Rosenberg U.S. Large/Mid Capitalization Long/Short Equity Fund, Laudus Rosenberg Global Long/Short Equity Fund and Laudus Rosenberg VIT Value Long/Short Equity Fund.

Please indicate your acceptance of the foregoing by executing four copies of this Agreement, returning one to the Fund and retaining three copies for your records.

Very truly yours,

Laudus Trust
Laudus Institutional Trust

By:  ____________________________
     Name:  George Pereira
     Title: Chief Financial Officer & Treasurer


Accepted:

State Street Bank and Trust Company

By:  ____________________________
     Name:  Gary L. French
     Title: Senior Vice President

                            ADMINISTRATION AGREEMENT
                                 APRIL 16, 2008
                                   SCHEDULE A
                LISTING OF INVESTMENT FUNDS AND CLASSES OF SHARES

                  LAUDUS TRUST                                                    CLASSES OF SHARES
                  ------------                                                    -----------------
Laudus Rosenberg U.S. Large Capitalization Fund                                         Investor
                                                                                     Institutional

Laudus Rosenberg U.S. Large Capitalization Growth Fund                                  Investor
                                                                                     Institutional
Laudus Rosenberg U.S. Large Capitalization Value Fund                                   Investor
                                                                                     Institutional

Laudus Rosenberg U.S. Discovery Fund                                                    Investor
                                                                                     Institutional

Laudus Rosenberg U.S. Small Capitalization Fund                                         Investor
                                                                                        Adviser
                                                                                     Institutional

Laudus Rosenberg International Discovery Fund                                           Investor
                                                                                     Institutional

Laudus Rosenberg International Equity Fund                                              Investor
                                                                                     Institutional

Laudus Rosenberg International Small Capitalization Fund                                Investor
                                                                                     Institutional

Laudus Rosenberg Value Long/Short Equity Fund                                           Investor
                                                                                     Institutional

Laudus Mondrian Emerging Markets Fund                                                   Investor
                                                                                     Institutional

Laudus Mondrian International Fixed Income Fund                                         Investor
                                                                                     Institutional

Laudus Mondrian International Equity Fund                                               Investor
                                                                                     Institutional

Laudus Mondrian Global Equity Fund                                                      Investor
                                                                                     Institutional

LAUDUS INSTITUTIONAL TRUST (formerly Laudus Variable Insurance Trust)             CLASSES OF SHARES
--------------------------                                                        -----------------
Laudus Mondrian Institutional International Equity Fund                                     Class 1
                                                                                            Class 2

Laudus Mondrian Institutional Emerging Markets Fund                                         Class 1
                                                                                            Class 2